LMI Aerospace Sidoti & Company 14th Annual New York Emerging Growth Forum March 2010

Safe Harbor Statements In addition to our past performance and other historical facts, this presentation contains certain forward-looking information such as our current expectations as to future performance. Such forward-looking information is based on management’s assumptions and analysis that are subject to numerous business risks and uncertainties, including risk and uncertainties that related to acquisitions. There can be no assurance that our assumptions will prove to be accurate in the future. Actual results may differ from these forward-looking statements as a result, among other things, of the factors detailed from time to time in our filings with the Securities and Exchange Commission. Please refer to the Risk Factors contained in the company’s annual report on Form 10-K for the year ended December 31, 2009.

Senior Management Lawrence E. Dickinson CFO & Secretary • Chief Executive Officer and President of LMI since 1984 • Previously served as Executive Vice President with Associated Transports, Inc. Chief Financial Officer of LMI since 1993 • Previously served as a Financial Analyst and Controller for LaBarge, Inc. from 1984 to 1993

Investment Highlights • Demonstrated track record of strong financial performance, with excellent growth outlook 19.7% Revenue CAGR from 2004 to 2010E < 47.7% Operating Income CAGR from 2004 to 2010E : • Revenue / customer diversification1 : 35% services, 65% production and assembly : 42% commercial, 27% military, 27% corporate and : regional • Favorable long-term industry trends toward outsourcing engineering, production and assembly • Approximately 70% of our 2010E revenue is associated with long-term contracts • Aerostructures segment backlog of $219 million at December 31, 2009 • Preferred supplier to aircraft OEMs (including Boeing, Sikorsky, Gulfstream and others) and Tier 1 suppliers for nearly 60 years with industry-leading quality and reliability • Defined organic growth plan and ongoing acquisition program • Experienced management team with an average of over 20 years experience and strong industry relationships (1) Based on 2009 results. (2) 2010E reflect midpoint of Company guidance as of 3/9/2010. Revenue2 Operating Income2

Business Overview • A leading provider of design engineering services, structural components, assemblies and kits to the aerospace, defense and technology industries • Produces more than 30,000 types of aerospace parts, kits and assemblies for integration into a variety of civilian and military aircraft platforms • Supports both military and commercial aircraft lifecycles, from conceptual design, analysis and certification through production support, fleet support and service life extensions with over 300 qualified engineers • Locations in 10 cities • Successfully integrated eight acquisitions since 1996 • Revenue of $253 million and operating profit of $26 million for 2010E. (1) 2010E reflects midpoint of Company guidance as of 3/9/2010. 4 LMI AEROSPACE PROPRIETARY

Strategic Geographic Locations

Leading Provider of Assemblies, Kits and Components Gulfstream Fuselage Kit Rotorcraft Machined Components Leading Edge Sikorsky Helicopter Cabin Assembly G250 Inboard Leading Edge 767 Winglet Modification Leading Edge Great customer relationships built over many years around our superior reputation for quality and on-time delivery

Offers Complete Range of Design Engineering Services Airbus A330 Wing Boeing 787 Structural and Systems Design Boeing Dreamlifter Structural and Systems Design Gulfstream G-650 Structural Design and Analysis F-35 Wing and Fuselage F-18 Program Management Well-positioned on corporate, commercial and military platforms

D3 & Intec Acquisitions Offer Design Engineering and Composite Technology Expertise We will uniquely provide integrated solutions to our aerospace customers though creative and value-driven engineering and manufacturing processes, effectively managed throughout the product life cycle.” • LMI is positioned as a “turnkey” aerospace systems provider • Expanding clean room at Intec and expect to be qualified for manufacturing composites during 2010 • Capitalizes on accelerating trend toward OEM outsourcing of complex aircraft development projects • Enhances the depth of LMI’s management and engineering team D3 employs over 300 highly skilled engineers; Intec retains a staff of 46 technicians Adds additional 787 program participation and unique composite materials engineering and testing expertise

Strategic Initiatives • Pursue organic growth and strategic acquisitions to achieve the size and breadth of capabilities necessary to win larger and more complex projects • Manage our long-term business development strategy to grow our legacy engineering and build businesses and to win new design-build projects • Diversify markets and customers with balanced revenue across three major markets • Exemplary customer service • Strong program management expertise • Global sourcing strategy to provide value to customers • Invest in training and development of our workforce • Redesign business processes to enable use of a company wide ERP system • Be one company in our dealings with our customers
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Mitsubishi Regional Jet Tailcone • Design, tool and fabricate tailcone assembly • PDR performed in February in Nagoya, Japan • NRE funded through milestone payments

Diversified Revenues Across Aerospace Sectors • Disciplined diversification strategy protects LMI from downturns in any single sector Aerostructures Full Year 2009 Engineering Services Corporate and Regional Aircraft Large Commercial Aircraft Military Other Aftermarket (1) Sector revenue breakdown based on FY 2009 results.

LMI Focuses on Diverse Markets Business Aviation • Business aviation heavily impacted by the speed and scale of the global financial crisis; demand fell as corporate profits and personal wealth fell • Inventory and pricing levels appear to have bottomed Jet Deliveries of LMI Aerospace Customers1 • After declining in 2009, RPMs are expected to demonstrate growth in 2010 and 2011 • Concern about oil prices driving demand for: Lighter, more fuel-efficient aircraft Winglet modifications that enhance fuel efficiency Large Commercial Aircraft Deliveries2 • Rotorcraft demand driven by high utilization and aging fleet • Engineering services for military aircraft programs driven by upgrades, maintenance, modification and new aircraft development Defense Aircraft Procurement Budget (1) Includes Gulfstream large cabin aircraft. (2) Includes Boeing and Airbus deliveries. Sources: Wall Street research; Airline Monitor, July 2009; National Defense Budget Estimates for FY 2010.

History of Financial Success Guidance for 2010 $ in Millions Revenue $245- $260 Gross Profit Margin 22.4% — 24.2% SG&A $31.3 -$33.8 Interest Expense $.7 — $.9 Tax Rate 36.5% Revenue Operating Income Note: 2010E reflect midpoint of Company guidance as of 3/9/2010

Strong Financial Position • Significant liquidity - $80 million revolver with additional $40 million accordion feature - Shelf registration on file with SEC EBITDA1 Current Net Debt Position Cash & Cash Equivalents Revolver 17 Net Debt 17 (1) 2010E Company guidance as of 3/9/2010. EBITDA equals operating profit plus depreciation, amortization, stock compensation expense and goodwill impairment.